                                                               EXHIBIT (b)(4)(1)


NORTH AMERICAN

SECURITY LIFE INSURANCE COMPANY

A Wholly-Owned Subsidiary of North American Life Assurance Company of Canada

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  EXECUTIVE OFFICE:           ANNUITY SERVICE OFFICE:          HOME OFFICE:
116 Huntington Avenue               P.O. Box 818              Dover, Delaware

  Boston, MA  02116           Boston, MA  02117-0818
                                    1-800-344-1029

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

North American Security Life Insurance Company will pay an annuity commencing on the Maturity Date to the Annuitant, if then living, in accordance with the Benefits and the Payment of Contract Benefits provisions. If the Owner dies while the Contract is in effect and the Owner's Certificate is in force and before the Maturity Date, the Company will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuity Service Office.

THIS CONTRACT is issued in consideration of the Contract Application and the Payments. Provisions and endorsements printed or written by the Company on the following pages form part of the Contract.

SIGNED FOR THE COMPANY at its Executive Office, Boston, Massachusetts, on the Contract Date.

                DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 9
                 DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 10


         Vice President                                     President

Flexible Payment Deferred Combination Fixed and Variable Group Annuity Contract
                               Non-Participating

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

INTRODUCTION

This is a flexible payment deferred combination fixed and variable group annuity contract. This Contract provides that prior to the Maturity Date, the Contract Value for an Owner will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.


VENTURE.004

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The variable portion of the Contract will vary with the investment performance of an Owner's Variable Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If an Owner selects annuity payments on a variable basis, the payment amount will vary with the investment performance of the Owner's Variable Account.

An Owner must allocate Payments among one or more Investment Options. The Investment Options are identified in the Application and on the Certificate Specifications Page.

TABLE OF CONTENTS

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
Contract Specifications Page                                                Page
PART  1 - DEFINITIONS                                                         1
                     ---------------------------------------------------------

PART  2 - GENERAL PROVISIONS                                                  3
                            --------------------------------------------------

PART  3 - OWNERSHIP                                                           5
                   -----------------------------------------------------------

PART  4 - BENEFITS                                                            6
                  ------------------------------------------------------------

PART  5 - PAYMENTS                                                            8
                  ------------------------------------------------------------

PART  6 - VARIABLE ACCOUNT PROVISIONS                                         9
                                     -----------------------------------------

PART  7 - FIXED ACCOUNT PROVISIONS                                           10
                                  -------------------------------------------

PART  8 - ANNUITY PROVISIONS                                                 11
                            -------------------------------------------------

PART  9 - TRANSFERS                                                          12
                   ----------------------------------------------------------

PART 10 - WITHDRAWAL PROVISIONS                                              13
                               ----------------------------------------------

PART 11 - FEES AND DEDUCTIONS                                                16
                             ------------------------------------------------

PART 12 - LOAN PROVISIONS                                                    16
                         ----------------------------------------------------

PART 13 - PAYMENT OF CONTRACT BENEFITS                                       16
                                      ---------------------------------------

                          CONTRACT SPECIFICATIONS PAGE

GROUP HOLDER:                   [ABC WIDGET, INC.]

POLICY NUMBER:                  [AB123456]

ISSUE DATE:                     [XX/XX/XX]

GOVERNING LAW:                  [APPLICABLE STATE]

                       ANNUAL ADMINISTRATION FEE:             [$XX.XX]

                      ASSET FEE                               [XX.XX%]

                      MAXIMUM CHARGE PERCENTAGE               [XX.XX%]

                      FREE WITHDRAWAL PERCENTAGE              [XX.XX%]

                  NUMBER OF COMPLETE CERTIFICATE YEARS        WITHDRAWAL
                  PAYMENT FOR AN OWNER                        CHARGE
                  HAS BEEN IN CONTRACT                        PERCENTAGE

                           0                                  [6]%
                           1                                  [6]%
                           2                                  [5]%
                           3                                  [5]%
                           4                                  [4]%
                           5                                  [3]%
                           6                                  [2]%
                           7+                                 [0]%


QUALIFIED CONTRACT PROVISIONS ENDORSEMENT ATTACHED. THE PROVISIONS IN THIS ENDORSEMENT SHALL APPLY WITH RESPECT TO THE INTEREST OF AN OWNER AS FOLLOWS

TYPE OF CONTRACT                                                  APPLICABLE SECTION OF
(AS INDICATED ON OWNERS CERTIFICATE)                              ENDORSEMENT
---------------------------------------------------------------------------------------
(A) PROFIT SHARING PLAN                                           SECTION 401 PLANS
(B) MONEY PURCHASE PENSION PLAN                                   SECTION 401 PLANS
(C) KEOGH (HR-10)                                                 SECTION 401 PLANS
(D) PENSION PLAN                                                  SECTION 401 PLANS
(E) 401(K)                                                        SECTION 401 PLANS
(G) 403(B) ERISA TAX SHELTERED ANNUITY                            ERISA TAX SHELTERED ANNUITY
(H) 403(B) TAX SHELTERED ANNUITY                                 TAX SHELTERED ANNUITY
(I) IRA, SEP-IRA                                                  INDIVIDUAL RETIREMENT ANNUITY
(J) TEXAS OPTIONAL RETIREMENT PROGRAM                             TEXAS OPTIONAL RETIREMENT PROGRAM AND
                                                                  TAX SHELTERED ANNUITY

PART 1                           DEFINITIONS
--------------------------------------------------------------------------------

WE, US, OUR                "We", "us" and "our" means North American Security
                           Life Insurance Company.

ACCUMULATION UNIT          A unit of measure that is used to calculate the value
                           of an Owner's Variable Account before the Maturity
                           Date.

ANNUITANT                  Any individual person or persons whose life is used
                           to determine the duration of annuity payments involving life contingencies. The Annuitant is as designated on the Certificate Specifications Page and Application, unless changed.

ANNUITY OPTION             The method selected by you for annuity payments made
                           by us.

ANNUITY SERVICE OFFICE     Any office designated by us for the receipt of
                           Payments and processing of Group Holder and Owner requests.

ANNUITY UNIT               A unit of measure that is used after the Maturity
                           Date to calculate Variable Annuity payments.

APPLICATION                The document signed by the Owner that serves as his
                           or her application for participation under this Contract, a copy of which is attached to the Certificate.

BENEFICIARY                The person, persons or entity to whom certain
                           benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.

CERTIFICATE                The document for each Owner which summarizes the
                           rights and benefits of the Owner under the Contract.

CERTIFICATE                ANNIVERSARY The anniversary of the Certificate Date.

CERTIFICATE                DATE The date of issue of a Certificate under this
                           Contract as designated on the Certificate
                           Specifications Page.

CERTIFICATE YEAR           The period of twelve consecutive months beginning on
                           the Certificate Date or any anniversary thereafter.

CONTINGENT BENEFICIARY     The person, persons or entity who becomes the
                           Beneficiary if the Beneficiary is not alive.

CONTRACT APPLICATION       The document signed by the Group Holder that
                           evidences the Group Holder's application for this Contract.

CONTRACT DATE              The date of issue of this Contract as designated on
                           the Contract Specifications Page.

CONTRACT VALUE             The total of an Owner's Investment Account Values
                           and, if applicable, any amount in the Loan Account attributable to that Owner.

DEBT Any amounts in the Loan Account attributable to an Owner plus any accrued loan interest on that amount. The loan provision is only available to certain Qualified Contracts

FIXED ANNUITY              An Annuity Option with payments which are
                           predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT            All the assets of North American Security Life
                           Insurance Company other than assets in separate accounts.

GROUP HOLDER               The person, persons or entity entitled to the
                           ownership rights under this Contract. The Group
                           Holder is as designated on the Contract
                           Specifications Page and the Contract Application.

INTERNAL REVENUE CODE      The Internal Revenue Code of 1986, as amended from
(IRC)                      time to time, and any successor statute of
                           similar purposes.

INVESTMENT ACCOUNT         An account established by us which represents the
                           Owner's interest in an Investment Option prior to the Maturity Date.

INVESTMENT ACCOUNT VALUE   The value of the Owner's investment in an Investment
                           Account.

INVESTMENT OPTIONS         The Investment Options can be either fixed or
                           variable. The Investment Options available under this Contract are shown on the Application and Certificate
                           Specifications Page.

LOAN ACCOUNT               The portion of the General Account that is
                           used for collateral when a loan is taken.

MARKET VALUE CHARGE        A charge that may be assessed if amounts are
                           withdrawn or transferred from the fixed Investment
                           Options prior to the end of the interest rate guarantee period.

MATURITY DATE              The date on which annuity benefits commence. It is
                           the date specified on the Specifications Page of each Certificate, unless changed.

NET PAYMENT                The Payment less the amount of premium tax, if any,
                           deducted from the Payment.

NON-QUALIFIED CONTRACTS    Contracts which are not issued under Qualified Plans.

OWNER The person, persons or entity named in each Certificate. The Owner is as designated on the Certificate Specifications Page and Application, unless changed.

PORTFOLIO OR TRUST         A separate portfolio of NASL Series Trust, a mutual
PORTFOLIO                  fund in which the Variable Account invests, or any
                           successor mutual fund.

PAYMENT An amount paid to us by or on behalf of an Owner as consideration for the benefits provided by the Contract.

QUALIFIED CONTRACTS        Contracts issued under Qualified Plans.

QUALIFIED PLANS            Retirement plans which receive favorable tax
                           treatment under sections 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT           A segregated account of North American Security Life
                           Insurance Company that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)             One or more of the Sub-Accounts of the Variable
                           Account. Each Sub-Account is invested in shares of a different Trust Portfolio.

VALUATION DATE             Any date on which the New York Stock Exchange is open
                           for business and the net asset value of a Trust
                           Portfolio is determined.

VALUATION PERIOD           Any period from one Valuation Date to the next,
                           measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT           NASL Variable Account, which is a separate account of
                           North American Security Life Insurance Company.

VARIABLE ANNUITY           An Annuity Option with payments which: (1) are not
                           predetermined or guaranteed as to dollar amount; and
                           (2) vary in relation to the investment experience of one or more specified variable Sub-Accounts.

PART 2                                                       GENERAL PROVISIONS
--------------------------------------------------------------------------------

ENTIRE CONTRACT            The Contract is issued in consideration of the
                           Contract Application and receipt of Payment(s). This
                           Contract, Endorsements, if any, the Contract
                           Application, a copy of which is attached, and the Application of each Owner, if one is attached to the Certificate, constitute the entire Contract. Only the President, a Vice President, or the Secretary of the Company has authority to agree on our behalf to any alteration of the Contract or any Certificate, or to any waiver of our rights or requirements. The change or waiver must be in writing.

                           The benefits and values available under the Contract are not less than the minimum required by any statue of the state in which the Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which the Contract is issued, if required by law.

MODIFICATION               We will not change or modify the Contract or any
                           Certificate without the consent of the Group Holder or any Owner, as applicable, except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

                           In addition, upon 60 days prior written notice to the Group Holder, the Contract may be modified by us to change the Withdrawal Charges, Annual Administration Fees, Maximum Charge Percentage, Free Withdrawal Percentage, the tables used to determine the amount of the first monthly annuity payment and the formula used to calculate the Market Value Charge, provided that such modification shall apply only to the Owner's Certificate established after the effective date of any such modification.

TEN DAY RIGHT TO REVIEW    If not satisfied with the Certificate, an Owner may,
                           within 10 days after receipt of his or her Certificate, return it by delivering or mailing it to the Annuity Service Office, and it shall be deemed void from the beginning. Within 7 days of receipt of the Certificate by us, we will pay the Owner's
                           Contract Value, computed at the end of the Valuation
                           Period during which the Certificate is received by us, to the Owner. When the Certificate is issued as an individual retirement annuity, during the first 7 days of this 10 day period, we will return the greater of (i) Contract Value computed at the end of the Valuation Period during which the Certificate is received by us or (ii) sum of all Payments.

BENEFICIARY                The Beneficiary is as designated on the Certificate
                           Specifications Page and Application, unless changed.
                           However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the Beneficiary is the "Contingent Beneficiary". If no Beneficiary or
                           Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE IN MATURITY DATE    Prior to the Maturity Date, an Owner may request in
                           writing a change of the Maturity Date. Any extension of the Maturity Date will be subject to our prior approval.

ASSIGNMENT                 The Group Holder may assign this Contract at any
                           time. An Owner may assign his interest in this Contract at any time prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at our Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment by an Owner will revoke the interest of any revocable
                           Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF CREDITORS        To the extent permitted by law, no benefits payable
                           under the Contract will be subject to the claims of the Group Holder's, an Owner's, the Beneficiary's, or the Annuitant's creditors.

DISCONTINUANCE OF NEW      By giving 30 days prior written notice to the Group
OWNERS                     Holder, we may limit or discontinue the acceptance of
                           new Applications and the issuance of new Certificates under this Contract. Such limitation or discontinuance shall have no effect on rights or benefits with respect to any Owner's Certificate established prior to the effective date of such limitation or discontinuance.

MISSTATEMENT OF AGE AND    We may require proof of age or survival of any person
PROOF OF SURVIVAL          upon whose age or survival any payments depend. If
                           the age of the Annuitant has been misstated, the benefits will be those which the Payments would have provided for the correct age. If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.



ADDITION, DELETION OR      We reserve the right, subject to compliance with
SUBSTITUTION OF            applicable law, to make additions to, deletions from,
INVESTMENT OPTIONS         or substitutions for the Portfolio shares that are
                           held by the Variable Account or that the Variable
                           Account may purchase. We reserve the right to eliminate the shares of any of the eligible
                           Portfolios and to substitute shares of another
                           Portfolio of the Trust, or of another open-end registered investment company, if the shares of any eligible Portfolio are no longer available for investment, or if in our judgment further investment in any eligible Portfolio should become inappropriate in view of the purposes of the Variable Account.
                           We will not substitute any shares attributable to an Owner's interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission to the extent required by the Investment Company Act of 1940. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.

                           We reserve the right, subject to compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio of the

                           Trust or in shares of another open-end investment company.We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING          The Contract is non-participating and will not share
                           in our profits or surplus earnings. We will pay no dividends on the Contract.

REPORTS At least once each year we will send the Group Holder and each Owner a report containing information required by the Investment Company Act of 1940 and applicable state law.

INSULATION                 The portion of the assets of the Variable Account
                           equal to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

CURRENCY AND PLACE OF      All payments made to or by us shall be made in the
PAYMENTS                   lawful currency of the United States of America at
                           the Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS      To be effective, all notices and elections the Group
                           Holder or an Owner makes under this Contract must be in writing, signed by them and received by us at our Annuity Service Office. Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us at our Annuity
                           Service Office, complete with all necessary information and the signature of the Group Holder and/or Owner, as appropriate.

GOVERNING LAW              The Contract and all Certificates issued in
                           connection with it will be governed by the laws of the jurisdiction indicated on the Contract
                           Specifications Page.

SECTION 72(s) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

PART 3                     OWNERSHIP
--------------------------------------------------------------------------------



EXERCISE OF CONTRACT       The Contract shall belong to the Group Holder. All
RIGHTS                     Contract rights and privileges not expressly reserved
                           by the Group Holder, may be exercised by the Owner as to his or her interest. Such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated beneficiary) or any other person.

CHANGE OF OWNER,           Subject to the rights of an irrevocable Beneficiary,
ANNUITANT, BENEFICIARY     each Owner may change the Owner, Annuitant, or
                           Beneficiary of his or her interest in the Contract by written request in a form acceptable to us and which is received at our Annuity Service Office. The
                           Annuitant may not be changed after the Maturity Date.
                           The Owner's Certificate need not be sent unless we request it. Any change must be approved by us. If approved, any change of Beneficiary will take effect on the date the request is signed. If approved, any change of Owner or Annuitant will take effect on the date we received the request at the Annuity Service
                           Office. We will not be liable for any payments or actions we take before the change is approved.

                           The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in Part 4, Benefits, Death Benefit Before Maturity Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. Furthermore, the Death Benefit on the last day of the previous Contract Year shall be set to zero as of the date of the Owner change. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to the Owner's spouse.

                           If any Annuitant is changed and any Owner is not an individual, the entire interest in the Certificate must be distributed to the Owner within five years of the change.

PART 4                     BENEFITS
--------------------------------------------------------------------------------



ANNUITY BENEFITS           We will pay a monthly income to the Annuitant, if
                           living, on the Maturity Date. Payments can be fixed or variable, or a combination of fixed and variable.
                           Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity Option selected.

                           We may pay the Contract Value for an Owner, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

                           On or before the Maturity Date, you must select how the Contract Value will be used to provide the monthly income. You may select a Fixed or Variable Annuity. Unless you indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment Account Value of each Investment Option at the Maturity Date. Annuity payments will continue for 10 years or the life of the Annuitant, if longer.

                           If a Variable Annuity is used, the amount of the first monthly annuity payment will be obtained from the appropriate option table under the "Payment of Contract Benefits" Section. Subsequent monthly annuity payments will vary based on the investment experience of the Sub-Account(s) used to effect the annuity. The method used to calculate the amount of the initial and subsequent payments is described under the "Variable Annuity Payments" Section of Part 8 of this Contract.

                           If a Fixed Annuity is used, the portion of the Contract Value used to effect a Fixed Annuity will be applied to the appropriate table contained in this Contract.

                           If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.

DEATH BENEFIT BEFORE       A Death Benefit will be determined as of the date on
MATURITY DATE              which written notice and proof of death and all
                           required claim forms are received at the Company's
                           Annuity Service Office as follows:

                           1. If any Owner dies on or prior to their 85th birthday and the oldest Owner had an attained age of less than 81 years on the Certificate Date, the Death Benefit will be determined as follows:

                                    (a)      During the first Certificate Year,
                                             the Death Benefit will be the
                                             greater of:

                                             (i)      the Contract Value, or

                                             (ii)     the sum of all Payments
                                                      less any amount deducted
                                                      in connection with partial
                                                      withdrawals made by or on
                                                      behalf of the Owner.

                                    (b)      During any subsequent Certificate
                                             Year, the Death Benefit will be the
                                             greater of:

                                             (i)      the Contract Value, or

                                             (ii)     the Death Benefit on the

                                                      last day of the previous
                                                      Certificate Year plus any
                                                      Payments and less any
                                                      amount deducted in
                                                      connection with partial
                                                      withdrawals, since then,
                                                      made by or on behalf of
                                                      the Owner.

                           2. If any Owner dies after their 85th birthday and the oldest Owner had an attained age of less than 81 years on the Certificate Date, the Death Benefit will be determined as the greater of:

                                    (a)      the Contract Value, or

                                    (b)      the excess of (i) over (ii) where:

                                             (i)      equals the sum of all
                                                      Payments made by or on
                                                      behalf of the Owner.

                                             (ii)     equals the sum of any
                                                      amounts deducted in
                                                      connection with partial
                                                      withdrawals made by or on
                                                      behalf of the Owner.

                                    3.       If any Owner dies and the oldest
                                             Owner had an attained age of 81 or
                                             greater on the Certificate Date,
                                             the Death Benefit will be the
                                             Contract Value less any applicable
                                             Withdrawal Charges at the time of
                                             payment of the benefits.

                                    If there is any Debt, the Death Benefit
                                    equals the amount described above less the Debt under this Certificate.

                                    DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                                    DEATH OF OWNER: We will pay the Death
                                    Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Certificate will terminate. If the Death Benefit is not taken in one sum immediately, the Certificate will continue subject to the following provisions:

                                    (a)      The Beneficiary becomes the Owner.

                                    (b)      The excess, if any, of the Death
                                             Benefit over the Contract Value
                                             will be allocated to and among the
                                             Investment Accounts in proportion
                                             to their values as of the date on
                                             which the Death Benefit is
                                             determined.

                                    (c)      No additional Payments may be
                                             applied under the Contract by or on
                                             behalf of the Owner.

                                    (d)      If the Beneficiary is not the
                                             deceased Owner's spouse, the entire
                                             interest in the Contract must be
                                             distributed under one of the
                                             following options:

                                             (i)      The entire interest in the
                                                      Contract must be
                                                      distributed over the life
                                                      of the Beneficiary, or
                                                      over a period not
                                                      extending beyond the life
                                                      expectancy of the
                                                      Beneficiary, with
                                                      distributions beginning
                                                      within one year of the
                                                      Owner's death; or

                                             (ii)     the entire interest in the
                                                      Contract must be
                                                      distributed within 5 years
                                                      of the Owner's Death.

                                    If the Beneficiary dies before the
                                    distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                                    (e)      If the Beneficiary is the deceased
                                             Owner's spouse, the Contract will
                                             continue with the surviving spouse
                                             as the new Owner. The surviving
                                             spouse may name a new Beneficiary
                                             (and, if no Beneficiary is so
                                             named, the surviving spouse's
                                             estate will be the Beneficiary).
                                             Upon the death of the surviving
                                             spouse, the Death Benefit will
                                             equal the Contract Value at the
                                             time of the surviving spouse's
                                             death, and the entire interest in
                                             the Contract must be distributed to
                                             the new Beneficiary in accordance
                                             with the provisions of (d) (i) or
                                             (d) (ii) above.

                                    (f)      Withdrawal Charges will be waived
                                             on any withdrawals, unless the
                                             Death

                                    Benefit payable upon the Owner's death was defined under provision 3., Death Benefit Before Maturity Date above. If the Death Benefit was so defined, Withdrawal Charges will be assessed at the time a withdrawal occurs.

                                    If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

DEATH BENEFIT ON OR AFTER           If annuity payments have been selected based
MATURITY DATE                       on an Annuity Option providing for payments
                                    for a guaranteed period, and the Annuitant dies on or after the Maturity Date, We will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, We will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH                      Proof of death is required upon the death of
                                    the Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service Office:

                                    (a)      A certified copy of a death
                                             certificate.

                                    (b)      A certified copy of a decree of a
                                             court of competent jurisdiction as
                                             to the finding of death.

                                    (c)      Any other proof satisfactory to us.

PART 5                                                                  PAYMENTS
--------------------------------------------------------------------------------



GENERAL All Payments under this Contract are payable at our Annuity Service Office or such other place as we may designate.

                                    The minimum Payment for any Certificate will be $30. However, at least $300 must be paid for each Certificate during the first Certificate Year. Payments may be made at any time. If a Payment for a Certificate would cause the Contract Value for an Owner to exceed $1,000,000, or that Contract Value already exceeds $1,000,000, no additional Payments will be accepted without our prior approval.

NONPAYMENT OF PAYMENTS              If, prior to the Maturity Date, no Payments
FOR TWO YEARS                       for a Certificate have been made for two
                                    consecutive Certificate Years, and if both:

                                    (a)      the total Payments made for the
                                             Certificate, less any partial
                                             withdrawals, are less then $2,000;
                                             and

                                    (b)      the Contract Value for an Owner at
                                             the end of such two year period is
                                             less than $2,000;

                                    We may cancel the Certificate and
                                    participation under this Contract and pay the Owner his Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Debt and Annual Administration Fee.

ALLOCATION OF NET                   When we receive Payments, the Net Payments
PAYMENTS                            will be allocated among Investment Options
                                    in accordance with the allocation
                                    percentages shown on the Certificate
                                    Specifications Page. The Owner may change the allocation of subsequent Net Payments at any time, without charge, by giving us written notice.

PART 6                                               VARIABLE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------

INVESTMENT ACCOUNT                  We will establish a separate Investment
                                    Account for each Owner for each variable
                                    Investment Option to which an Owner
                                    allocates amounts. The Invest-

                                    ment Account represents the number of an Owner's Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE            The Investment Account Value of an Owner's
                                    Investment Account is determined by (a)
                                    times (b) where:

                                    (a)      equals the number of Accumulation
                                             Units credited to the Investment
                                             Account; and,

                                    (b)      equals the value of the appropriate
                                             Accumulation Unit.

ACCUMULATION UNITS                  We will credit Net Payments to an Owner's
                                    Investment Accounts in the form of
                                    Accumulation Units. The number of
                                    Accumulation Units to be credited to each Investment Account will be determined by dividing the Net Payment allocated to that Investment Account by the Accumulation Unit value for that Investment Account.

                                    Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION UNIT          The Accumulation Unit value for any
                                    Valuation Period is determined by
                                    multiplying the Accumulation Unit value for the immediately preceding Valuation
                                    Period by the "net investment factor" for the Investment Account for the Valuation
                                    Period for which the value is being
                                    determined. The value of an Accumulation
                                    Unit may increase, decrease or remain the same from one Valuation Period to the next.

NET INVESTMENT FACTOR               The net investment factor for a variable
                                    Investment Account is an index that measures the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for any Valuation
                                    Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                                    (a)      is the net result of:

                                             1)       the net asset value per
                                                      share of a Portfolio share
                                                      held in the Sub-Account
                                                      determined as of the end
                                                      of the current Valuation
                                                      Period, plus:

                                             2)       the per share amount of

                                                      any dividend or capital
                                                      gain distributions made by
                                                      the Portfolio on shares
                                                      held in the Sub-Account
                                                      if the "ex-dividend" date
                                                      occurs during the current
                                                      Valuation Period, and

                                    (b)      is the net asset value per share of
                                             a Portfolio share held in the
                                             Sub-Account determined as of the
                                             end of the immediately preceding
                                             Valuation Period, and

                                    (c)      is the Asset Fee as defined in Part
                                             11, Fees and Deductions.

                                    The net investment factor may be greater or less than, or equal to, one.

PART 7                              FIXED ACCOUNT PROVISIONS
--------------------------------------------------------------------------------



INVESTMENT ACCOUNT                  We will establish a separate Investment
                                    Account for each Owner each time an Owner allocates amounts to a fixed Investment
                                    Option. Any amounts an Owner allocates to the same fixed Investment Option on the same day will establish a new Investment Account.
                                    Amounts invested in these Investment
                                    Accounts will earn interest at the
                                    guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                                    We will determine the guaranteed rate from time to time for new allocations, but in no event will the minimum guaranteed rate under a fixed Investment Account be less than 3%.

GUARANTEE PERIODS                   For any amounts allocated to the fixed
                                    Investment Options, an Owner has the choice of the guarantee periods available. The amount can be allocated into any combination of the fixed Investment Options offered under this Contract.

                                    Separate Investment Accounts will be
                                    established for each guarantee period. The guarantee period will be the duration of the fixed Investment Option selected measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date.

RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same Investment Option at the end of the guarantee period, unless the Owner specifies otherwise. If renewal in a particular Investment Option would result in the guarantee period for that Investment Account extending beyond the Maturity Date, the renewal amount may not be renewed in that Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed Investment Option such that the guarantee period does not extend beyond the Maturity Date.

INVESTMENT ACCOUNT VALUE            The amount in the Investment Accounts of an
                                    Owner will accumulate at a rate of interest determined by us and in effect on the date the amount is allocated to the Investment
                                    Account. The Investment Account Value of an
                                    Owner's Investment Account is the
                                    accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the Investment Account.

MARKET VALUE CHARGE                 Any amounts withdrawn from a fixed
                                    Investment Account, prior to the end of the guarantee period, may be subject to a Market
                                    Value Charge. The Market Value Charge will only apply to amounts withdrawn from a Investment Account pursuant to a partial withdrawal, total withdrawal, transfer or a loan. A Market Value Charge will not be assessed on amounts withdrawn from the 1 year fixed Investment Account.

MARKET VALUE CHARGE                 A Market Value Charge will be calculated
FACTOR                              separately for each fixed Investment Account
                                    affected. The Market Value Charge for a
                                    particular Investment Account will be
                                    calculated by multiplying the amount
                                    withdrawn or transferred from the Investment
                                    Account by the adjustment factor described below.

                                    The adjustment factor for a particular
                                    Investment Account is determined by the
                                    following formula: 0.75 x (B-A) x C/12.

                                    Where A, B and C are defined as follows:

                                    A - The guaranteed interest rate on the
                                        Investment Account.

                                    B - The guaranteed interest rate available,
                                        on the date the request is processed,
                                        for amounts allocated to a new
                                        Investment Account with the same length
                                        of guarantee period as the Investment
                                        Account from which amounts are being
                                        withdrawn.

                                    C - The number of complete months remaining
                                        to the end of the guarantee period.

                                    For purposes of this calculation, the
                                    maximum difference between "B" and "A" will be 3%. Furthermore, the adjustment factor will never be less than zero. The amount of Market Value Charge, if any, upon transfer, or loan is specified in Part 9, Transfer Provisions, and upon withdrawal as specified in Part 10, Withdrawal Provisions.

PART 8                              ANNUITY PROVISIONS
--------------------------------------------------------------------------------


VARIABLE ANNUITY PAYMENTS           The amount of the first variable annuity
                                    payment is determined by applying the
                                    portion of the Contract Value for a
                                    Certificate used to effect a Variable
                                    Annuity, measured as of a date not more than 10 business days prior to the Maturity Date
                                    (minus any applicable premium taxes), to the appropriate tables(s) contained in the
                                    Contract and the Certificate. If the table in use by us on the Maturity Date is more favorable to the Owner, we will use that table. Subsequent payments will be based on the investment performance of one or more
                                    Sub-Accounts as selected by the Owner. The amount of such payments is determined by the number of Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity
                                    Unit value for that Sub-Account determined as of the same date that the Contract Value used to effect annuity payments under a Certificate was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

MORTALITY AND EXPENSE               We guarantee that the dollar amount of each
GUARANTEE                           variable annuity payment will not be
                                    affected by changes in mortality and expense experience.

ANNUITY UNIT VALUE                  The value of an Annuity Unit for each
                                    Sub-Account for any Valuation Period is
                                    determined as follows:

                                    (a)      The net investment factor for the
                                             Sub-Account for the Valuation
                                             Period for which the Annuity Unit
                                             value is being calculated is
                                             multiplied by the value of the
                                             Annuity Unit for the preceding
                                             Valuation Period; and

                                    (b)      The result is adjusted to
                                             compensate for the interest rate
                                             assumed in the tables used to
                                             determine the first variable
                                             annuity payment.

                                    The dollar value of Annuity Units may
                                    increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS              The amount of each fixed annuity payment is
                                    determined by applying the portion of the Contract Value used to effect a Fixed
                                    Annuity under a Certificate measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes) to the appropriate table contained in the Contract and the Certificate. If the table in use by us on the Maturity Date is more favorable to the Owner, we will use that table.

                                    We guarantee the dollar amount of fixed
                                    annuity payments.

PART 9                              TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS                           Before the Maturity Date, the Owner may
                                    transfer amounts among Investment Accounts of the Contract. There is no transaction charge for transfers, however, amounts transferred from a fixed Investment Account prior to the end of the guarantee period may be subject to a Market Value Charge. Amounts will be canceled from the Investment
                                    Accounts from which amounts are transferred and credited to the Investment Account to which amounts are transferred. We will effect such transfers so that the Contract
                                    Value for a Certificate on the date of
                                    transfer will not be affected by the
                                    transfer, except for the Market Value
                                    Charge, if applicable. We reserve the right to limit, upon notice, the maximum number of transfers that can be made per Certificate
                                    Year to one per month or six at anytime
                                    within a Certificate Year.

                                    An Owner must transfer at least $300 or, if less, the entire amount in the Investment Account each time the Owner makes a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount. We reserve the right to defer, modify or terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the Trust Portfolios.

                                    Amounts may not be transferred from a fixed
                                    Investment Account unless those amounts have been in the fixed Investment Account for at least one year. The Market Value Charge, if applicable, will be deducted from the amount transferred.

                                    Once variable annuity payments have begun, an Owner may transfer all or part of the investment upon which the Owner's variable annuity payments are based from one Sub-Account to another. To do this, we will convert the number of variable Annuity Units held by an Owner in the Sub-Account from which the Owner is transferring to a number of variable Annuity Units of the Sub-Account to which the Owner is transferring so that the amount of a variable annuity payment, if it were made at that time, would not be affected by the transfer. After that, the variable annuity payments will reflect changes in the values of the Owner's new variable Annuity Units. An Owner must give us notice at least 30 days before the due date of the first variable annuity payment to which the transfer will apply. We reserve the right, upon notice, to limit to four the maximum number of transfers an Owner may make per Certificate Year after variable annuity payments have begun.

                                    After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

TRANSFER MARKET VALUE               Amounts transferred from a fixed Investment
CHARGE                              Account may be subject to a Market Value
                                    Charge. For Transfers, including transfers to the Loan Account pursuant to a loan request, the Market Value Charge, if applicable, will be calculated by multiplying the amount transferred from each fixed Investment Account by the Market Value
                                    Charge Factor and deducted from the amount transferred.

                                    If there are multiple Investment Accounts under a fixed Investment Option, the requested amount from that Investment Option must be transferred from those Investment Accounts on a first-in-first-out basis.

                                    The Market Value Charge may not exceed the earnings in excess of 3% per annum attributable to the amount transferred.

                                    In no event will the Market Value Charge be greater than 10% of the amount transferred.

                                    In no event will the Market Value Charge reduce the amount transferred below the amount required under the non-forfeiture laws of the state that has jurisdiction over this contract.

PART 10                                                    WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------


CONTRACT VALUE                      An Owner's Contract Value is equal to the
                                    total of that Owner's Investment Account
                                    Values and, if applicable, any amount in the Loan Account attributable to that Owner.

PAYMENTS OF WITHDRAWALS             An Owner may withdraw part or all of his
                                    Contract Value, less any Debt, at any time before the earlier of the death of an Owner or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity
                                    Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS              We may defer the right of withdrawal from,
                                    or postpone the date of payments from, the variable Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New
                                    York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable
                                    Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange
                                    Commission, by order, so permits for the protection of security holders; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in (2) and (3) exist.

                                    We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Certificate, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than 3% per year.

TOTAL WITHDRAWAL                    Upon receipt of an Owner's request to
                                    withdraw the entire Contract Value, we will terminate the Certificate and pay the Owner the Contract Value, less any applicable
                                    Debt, Withdrawal Charges, Market Value
                                    Charges and the Annual Administration Fee.

PARTIAL WITHDRAWAL                  If an Owner is withdrawing part of his
                                    Contract Value, he/she should specify the amount that should be withdrawn from each Investment Option of the Contract.
                                    If there are multiple Investment Accounts under a fixed Investment Option, the requested amount from that Investment Option must be withdrawn from those Investment
                                    Accounts on first-in-first-out basis. If he/she does not specify, the requested amount will be withdrawn in the following order:

                                    a)       Variable Investment Accounts, on a
                                             pro rata basis,

                                    b)       Fixed Investment Options beginning
                                             with the shortest guarantee period
                                             first and the longest guarantee
                                             period last.

                                    We will deduct the Withdrawal Charge and the Market Value Charge, if applicable, from the Owner's Contract Value remaining after payment of the requested amount.

WITHDRAWAL CHARGE                   If a withdrawal is made from the Contract by
                                    an Owner before the Maturity Date, a
                                    Withdrawal Charge (contingent deferred sales charge) may be assessed against

                           Payments that have been in the Contract for the Owner for less than 7 years. No Withdrawal Charge will apply to Payments being withdrawn that have been in the Contract for an Owner for 7 or more years. The amount of the Withdrawal Charge and when it is assessed is discussed below:

                           1. The free withdrawal amount is defined as the greater of:

                                    a)       the excess of an Owner's Contract
                                             Value on the date of withdrawal
                                             over the unliquidated Payments; or

                                    b)       the excess of (i) over (ii) where:

                                             (i)      equals the Free Withdrawal
                                                      Percentage as set forth on
                                                      the Certificate
                                                      Specifications Page
                                                      multiplied by the total
                                                      Payments made by or on
                                                      behalf of the Owner.

                                             (ii)     equals the sum of all
                                                      prior Partial Withdrawals
                                                      in the Certificate Year
                                                      made by or on behalf of
                                                      the Owner.

                                    The free withdrawal amount may be withdrawn free of a Withdrawal Charge.

                                    The free withdrawal amount will be applied to an Owner's requested withdrawal in the following order:

                                    a)       withdrawals from the variable
                                             Investment Accounts;

                                    b)       withdrawals from fixed Investment
                                             Options beginning with the shortest
                                             guarantee period first and the
                                             longest guarantee period last.

                           2. If a withdrawal is made for an amount greater than the free withdrawal amount, Payments will be liquidated on a first-in-first-out basis. We will liquidate Payments in the order such Payments were made: the oldest unliquidated Payment first, the next Payment second, etc... until all Payments have been liquidated.

                           3. A Withdrawal Charge will be assessed against Payments liquidated that have been in the Contract for an Owner less than 7 years.

                           4. Any Payments liquidated are subject to a Withdrawal Charge based on the length of time the Payment for an Owner has been in the Contract. The Withdrawal Charge regarding a Certificate is determined by multiplying the amount of the Payment being liquidated by the applicable Withdrawal Charge Percentage obtained from the table on the Certificate Specifications Page. In no event will the Withdrawal Charge percentage be greater than the maximum shown in the Contract Specifications.

                                    The total Withdrawal Charge will be the sum of the Withdrawal Charges for the Payments being liquidated.

                           5. The Withdrawal Charge is deducted from an Owner's Contract Value remaining after he/she is paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment Account less any applicable Withdrawal Charge and/or Market Value Charge, if applicable.

                           6. In no event will the aggregate Withdrawal Charge be greater than the maximum Withdrawal Charge Percentage on the Certificate Specifications Page multiplied by the total Payments made by or on behalf of the Owner.

WITHDRAWAL MARKET VALUE             Amounts withdrawn from a fixed Investment
CHARGE                              Account may be subject to a Market Value
                                    Charge. The total Market Value Charge will be the sum of the Market Value Charges for each Investment Account being withdrawn. For full withdrawals, the

                                    Market Value Charge will be calculated on the total amount of each Investment Account, and the total Market Value Charge will be deducted from the amount otherwise payable. For partial withdrawals, the Market Value Charge will be calculated based on the withdrawal amount requested from each Investment Account and the Market Value Charge, if applicable, will be deducted from the remaining Investment Account Value.

                                    There will be no Market Value Charge on
                                    withdrawals from the fixed Investment
                                    Accounts in the following situations: (a) withdrawal from a 1-year fixed Investment Account, (b) death of the Owner, (c) amounts withdrawn to pay any fees or charges, (d) amounts applied at the Maturity Date to purchase an annuity at the guaranteed rates in the Annuity Option tables, and (e) amounts withdrawn from fixed Investment Accounts within one month prior to the end of the guarantee period.

                                    An amount equal to the Free Withdrawal
                                    Percentage, as set forth on the Certificate
                                    Specifications Page, multiplied by the total
                                    Payments, less any prior withdrawals in that Certificate Year for an Owner, may be withdrawn without the imposition of a Withdrawal Charge.

                                    The Market Value Charge may not exceed the earnings in excess of 3% per annum attributable to the amount withdrawn.

                                    In no event will the Market Value Charge plus any Withdrawal Charges for an Investment Account be greater than the Maximum Charge Percentage as set forth on the Certificate Specifications Page, multiplied by the amount withdrawn.

                                    In no event will the Market Value Charge reduce the amount payable on withdrawal below the amount required under the non-forfeiture laws of the state that has jurisdiction over this Contract.

FREQUENCY AND AMOUNT OF             An Owner may make as many partial
PARTIAL WITHDRAWALS                 withdrawals as he or she wishes. Any
                                    withdrawal from an Owner's Investment
                                    Account must be at least $300 or the entire balance of the Investment Account, if less.
                                    If after the withdrawal, the amount
                                    remaining in that Owner's Investment Account is less than $100, then we will consider the withdrawal request to be a request for withdrawal of the entire amount held in the Investment Account. If a partial withdrawal would reduce the Owner's Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of that Owner's Contract value.

PART 11                             FEES AND DEDUCTIONS
--------------------------------------------------------------------------------



ASSET FEE                  To compensate us for assuming mortality and expense
                           risks, and certain administration expenses, we deduct from each variable Investment Option a fee each Valuation Period at an annual rate of 1.40%. A portion of this Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment Factor used to determine the value of Accumulation Units and Annuity
                           Units of the Certificate.

ANNUAL ADMINISTRATION FEE  To compensate us for assuming certain administrative expenses, we charge an Annual Administration Fee as set forth on the Certificate Specifications Page. Prior to the Maturity Date, the Annual Administration Fee is deducted on each Certificate Anniversary. It is withdrawn from each Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value. If the Contract Value is totally withdrawn on any date other than the Certificate Anniversary, we will deduct the total amount of the Annual Administration Fee from the amount paid. During the annuity period, the Annual Administration Fee is deducted on a pro rata basis from each annuity payment.

                           Prior to the Maturity Date, when the Annual
                           Administration Fee is to be assessed, if the sum of all Investment Accounts exceeds $100,000.00, the Annual Administration Fee will be waived.

TAXES We reserve the right to charge certain taxes against Payments for an Owner (either at the time of payment or liquidation), Contract Value of an Owner, payment of Death Benefit, or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of the Contract and an Owner's Certificate, or from the commencement or continuance of annuity payments under the Contract.


PART 12                    LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS ONLY)
--------------------------------------------------------------------------------



GENERAL This loan provision applies only to certain Qualified Contracts and Certificates. All provisions and terms of a loan are included in the Qualified Plan Endorsement, if attached.


PART 13                    PAYMENT OF CONTRACT BENEFITS
--------------------------------------------------------------------------------


GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s).

ALTERNATE ANNUITY          Instead of settlement in accordance with the Annuity
OPTIONS                    Options described below, an Owner may choose an
                           alternate form of settlement acceptable to us.

DESCRIPTION OF ANNUITY     Option 1: Life Annuity




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OPTION
                           a) Life Non-Refund. We will make payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                           b) Life 10-Year Certain. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

                           Option 2: Joint and Survivor Life Annuity

                           The second Annuitant named shall be referred to as the Co-Annuitant.

                           a) Joint and Survivor Non-Refund. We will make payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                           b) Joint and Survivor with 10-Year Certain. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period certain.

ANNUITY PAYMENT RATES               The annuity payment rates on the attached
                                    tables show, that for each $1,000 applied, the dollar amount of both: (a) the first monthly variable annuity payment based on the assumed interest rate of 3%;
                                    and (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 3% per year. The annuity payment rates for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted by us upon request.

                                    The annuity payment rates are based on the 1983 Table A projected at Scale G with interest at the rate of 3% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:

       Calendar Year of Birth                   Adjustment to Actual Age
     --------------------------------------------------------------------------
             1899 - 1905                              +6
             1906 - 1911                              +5
             1912 - 1918                              +4
             1919 - 1925                              +3
             1926 - 1932                              +2
             1933 - 1938                              +1
             1939 - 1945                               0
             1946 - 1951                              -1
             1952 - 1958                              -2
             1959 - 1965                              -3
             1966 - 1972                              -4
             1973 - 1979                              -5
             1980 - 1986                              -6
             1987 +                                   -7

                                    The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.

                         AMOUNT OF FIRST MONTHLY PAYMENT


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
                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

Option 1(A):  Non-Refund
------------------------------------------------------
     Adjusted Age of                Monthly
        Annuitant                   Payment
------------------------------------------------------
           55                         4.23
           60                         4.64
           65                         5.20
           70                         5.94
           75                         6.91
           80                         8.21
           85                         9.94

      Option 1(B): 10-Year Certain
    -------------------------------------------------------

           Adjusted Age of                Monthly
              Annuitant                   Payment

    -------------------------------------------------------
                 55                        4.19
                 60                        4.57
                 65                        5.05
                 70                        5.65
                 75                        6.35
                 80                        7.13
                 85                        7.90


                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                                                Age of Co-Annuitant
----------------------------------------------------------------------------------------
Adjusted
Age of           10 Years       5 Years         Same          5 Years       10 Years
Annuitant        Younger        Younger         Age           Older         Older
----------------------------------------------------------------------------------------
55               3.24           3.38            3.53          3.69          3.83
60               3.40           3.58            3.78          3.98          4.16
65               3.61           3.85            4.10          4.36          4.61
70               3.88           4.19            4.53          4.88          5.20
75               4.23           4.64            5.10          5.57          6.00
80               4.70           5.26            5.88          6.51          7.06
85               5.34           6.09            6.94          7.76          8.43



Option 2(B): 10 Year Certain

                                                Age of Co-Annuitant
----------------------------------------------------------------------------------------
Adjusted
Age of           10 Years       5 Years         Same          5 Years       10 Years
Annuitant        Younger        Younger         Age           Older         Older
----------------------------------------------------------------------------------------
55               3.24           3.38            3.53          3.69          3.83
60               3.40           3.58            3.78          3.98          4.16
65               3.61           3.85            4.10          4.36          4.59
70               3.88           4.18            4.52          4.86          5.16
75               4.23           4.63            5.07          5.50          5.86
80               4.68           5.21            5.78          6.30          6.69
85               5.27           5.95            6.62          7.18          7.56
----------------------------------------------------------------------------------------

Monthly installments for ages not shown will be furnished on request.


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--------------------------------------------------------------------------------

NORTH AMERICAN
SECURITY LIFE INSURANCE COMPANY

A Wholly-Owned Subsidiary of North American Security Life Assurance Company of Canada
--------------------------------------------------------------------------------



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